SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 2, 2004
                                                          --------------




                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       000-26749                 11-2581812
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
  of incorporation)                                              Identification
                                                                    Number)



26 Harbor Park Drive, Port Washington, NY                        11050
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(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (516) 626-0007
                                                           --------------

                              Not Applicable
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        (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

     National Medical Health Card Systems, Inc. (the "Company") and Inteq PBM, L.P., a subsidiary of the Company ("Sub") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 1, 2004, with The Inteq-RX Group, LLP, a Delaware registered limited liability partnership ("Inteq") and the security holders of Inteq named therein, pursuant to which the Sub agreed to acquire substantially all of the assets of Inteq (the "Acquisition"). The closing of the Acquisition occurred on April 2, 2004 (the "Closing").

     The aggregate purchase price of the Acquisition was $31.5 million of which $29.6 million was paid in cash and $1.8 million was in the form of a promissory note. The Sellers have the opportunity to receive up to $4.2 million in additional purchase price for achieving certain performance milestones during the one year period subsequent to the closing of the transaction. The Company has assumed approximately $14 million of Inteq's assets and has also agreed to assume approximately $11 million of its liabilities. The excess of the acquisition costs over the fair value of identifiable net assets acquired is approximately $29 million of goodwill. Approximately $3 million is intangibles subject to final valuation. The amount of such consideration paid by the Company was determined based upon arm's length negotiations between the Company and Inteq. The transaction was financed out of the Company's working capital and its secured credit facility. In connection with the Acquisition, several members of Inteq's management will remain with the Company as consultants during the transition period.

     Inteq delivers pharmacy benefit management services to sponsors of pharmacy benefit plans, and other health care providers. The Company intends to continue to use the assets acquired in the Acquisition for these purposes.

     The foregoing summary of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, a copy of which is filed as an exhibit to this report and is hereby incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

        Financial statements to be filed by amendment on or before 6/16/04.


c) Exhibits

     2. Asset Purchase Agreement, dated as of April 1, 2004, among National Medical Health Card Systems, Inc., Inteq PBM, L.P., The Inteq-RX Group, LLP, and the securityholders of Inteq named therein.

    99.  Press Release released by the Company on April 2, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



Date: April 14, 2004                    By: /s/James J. Bigl
                                          --------------------------------
                                               James J. Bigl, President
                                               and Chief Executive Officer

                                Index of Exhibits

 Exhibit                                                                   Page


     2 Asset Purchase Agreement, dated as of April 1, 2004, among National Medical Health Card Systems, Inc.,
          Inteq PBM, L.P., The Inteq-RX Group LLP, and the securityholders of Inteq named therein


    99    Press Release released by the Company on April 2, 2004